Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated                     , 2009 with respect to the consolidated financial statements of HealthPort, Inc. in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of HealthPort, Inc. dated August 14, 2009.

Atlanta, Georgia

August 14, 2009

The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the consolidated financial statements.

/s/    Ernst & Young LLP

Atlanta, Georgia

August 14, 2009